UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of the earliest event reported): June 15, 2026
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Park Offices Drive, Suite 401, Research Triangle Park, NC 27709
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 15, 2026, Simulations Plus, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SP Evolution HoldCo II, LLC, a Delaware limited liability company and an affiliate of Altaris, LLC (“Parent”) and SP Evolution BidCo II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Company’s Board of Directors (the “Board”) unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, (ii) declared the Merger Agreement and the transactions contemplated by the Merger Agreement, advisable, (iii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the agreements contained in the Merger Agreement and the consummation of the transaction contemplated by the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s shareholders and (v) resolved to recommend adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger to the shareholders of the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.001 per share (a “Company Common Share”) (excluding (i) Company Common Shares held by the Company as treasury shares or owned by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time and (ii) Dissenting Shares), issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive $18.50 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, each outstanding option to purchase Company Common Shares (a “Company Option”) will automatically vest in full and be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of Company Common Shares subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per Company Common Share subject to such Company Option. Any Company Option with an exercise price equal to or greater than the Merger Consideration will be cancelled for no consideration. Payments in respect of Company Options will be made as soon as practicable following the Effective Time, and in no event later than the next regularly scheduled payroll date that is at least five business days following the Closing Date, subject to applicable withholding taxes.

Company Common Shares held by shareholders who properly exercise dissenters’ rights under Chapter 13 of the California General Corporation Law will not be converted into the right to receive the Merger Consideration and instead will be entitled to receive the fair market value of such shares in accordance with applicable law, unless such rights are withdrawn, lost or otherwise terminated.

If the Merger is consummated, the Company’s securities will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the Effective Time.

Closing Conditions

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (i) the approval of the Merger Agreement by the holders of a majority of the outstanding Company Common Shares entitled to vote thereon (the “Company Shareholder Approval”)1, (ii) the absence of any law or order issued by any governmental authority prohibiting, rendering illegal or permanently enjoining the consummation of the Merger (a “Legal Restraint”) and (iii) the expiration or termination of any waiting period (or extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the receipt of certain other required regulatory approvals.

The obligation of each party to consummate the Merger is also conditioned upon the satisfaction of certain additional conditions set forth in the Merger Agreement. The obligations of the Parent and Merger Sub to consummate the Merger are conditioned upon (i) performance and compliance by the Company in all material respects with its obligations and covenants under the Merger Agreement, (ii) the accuracy of the representations and warranties of the Company (subject to customary materiality qualifiers) as of the date of the Merger Agreement and/or as of the Closing (as applicable), and (iii)

the absence of a Company Material Adverse Effect since the date of the Merger Agreement that is continuing as of the Closing and (iv) the delivery by the Company of a customary officer’s certificate.

The obligation of the Company to consummate the Merger is conditioned upon (i) the performance and compliance by Parent and Merger Sub in all material respects with their respective obligations and covenants under the Merger Agreement, (ii) the accuracy of the representations and warranties of Parent and Merger Sub, subject to the materiality standards set forth in the Merger Agreement, and (iii) the delivery by Parent of a customary officer’s certificate.

The Merger is not subject to a financing condition. Parent has represented in the Merger Agreement that it has obtained equity and debt financing commitments sufficient, together with other available funds, to fund the aggregate merger consideration and related transaction costs, subject to the terms and conditions of the applicable financing commitments. The Company expects to file a proxy statement with the SEC in connection with the proposed Merger and to complete the Merger following receipt of the Company Shareholder Approval and satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

Financing Commitments

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Certain funds affiliated with Altaris, LLC (collectively, the “Altaris Funds”) have committed to capitalize Parent at the Closing Date with equity financing sufficient, along with the debt financing, to consummate the transactions, subject to the terms and conditions set forth in the equity commitment letter. In addition, the Altaris Funds have guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain other expenses that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by the Altaris Funds to the Company.

The consummation of the Merger is not subject to any financing condition. The financing letters are sufficient in the aggregate to fund the purchase price and pay certain related fees and expenses at closing.

Representations and Warranties and Covenants

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and Closing. In addition, subject to certain exceptions, the Company has agreed to covenants relating to (i) the submission of the Merger Agreement to the Company’s shareholders at a meeting thereof for approval (the “Company Shareholders Meeting”) and (ii) recommendation by the Board in favor of the adoption by the Company’s shareholders of the Merger Agreement. In addition, the Company has agreed to provide customary cooperation reasonably requested by Parent in connection with Parent's debt financing efforts, subject to the terms and conditions set forth in the Merger Agreement.

No Solicitation

The Merger Agreement contains customary “no-shop” provisions that restrict the Company’s ability to solicit, initiate or knowingly encourage acquisition proposals from third parties, furnish non-public information to third parties or engage in discussions or negotiations regarding acquisition proposals. Notwithstanding these restrictions, prior to obtaining the Company Shareholder Approval, and subject to the terms and conditions of the Merger Agreement, the Company may, in response to an unsolicited bona fide acquisition proposal that did not result from a breach of the Merger Agreement and that the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal, furnish information to and engage in discussions or negotiations with the third party making such proposal. In addition, subject to compliance with specified notice and negotiation procedures, including providing Parent with an opportunity to propose revisions to the terms of the Merger Agreement, the Board may make an adverse recommendation change or terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal if the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. The Board may also make an adverse recommendation change in response to certain intervening events, subject to the terms and conditions of the Merger Agreement.

Termination and Fees

The Merger Agreement contains certain customary termination rights for the Company and Parent. The Company and Parent may terminate the Merger Agreement at any time prior to the Effective Time in writing by both parties. In addition, either the Company or Parent may terminate the Merger Agreement if (i) the Merger has not been consummated on or prior to February 10, 2027 (the “End Date”), (ii) a final, non-appealable Legal Restraint permanently enjoining or prohibiting the consummation of the Merger is in effect, or (iii) the Company Shareholder Approval is not obtained at a duly convened Company Shareholders Meeting at which a vote on the adoption of the Merger Agreement is taken.

Parent may also terminate the Merger Agreement under certain circumstances, including if, prior to receipt of the Company Shareholder Approval, the Board makes an Adverse Recommendation Change or if the Company breaches its representations, warranties, covenants or agreements in a manner that would result in a failure of the applicable closing conditions, subject in certain circumstances to a cure period. Parent may be required to pay the Company a termination fee of $26,000,000.00 (the “Parent Termination Fee”) if the Merger Agreement is terminated by the Company under certain circumstances involving Parent’s failure to consummate the Merger when obligated to do so or Parent’s breach of the Merger Agreement, as more particularly described therein.

The Company may also terminate the Merger Agreement under certain circumstances, including to enter into a definitive agreement providing for a Superior Proposal, subject to compliance with the notice, negotiation and matching-right provisions of the Merger Agreement and payment of the Company Termination Fee. The Company may also terminate the Merger Agreement if Parent or Merger Sub breaches its representations, warranties, covenants or agreements in a manner that would result in a failure of the applicable closing conditions, subject in certain circumstances to a cure period, or if Parent fails to consummate the Closing when required under the Merger Agreement and the conditions specified in the Merger Agreement have been satisfied. The Company may be required to pay Parent a termination fee of $13,000,000.00 (the “Company Termination Fee”) in certain circumstances, including if (i) the Company terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, (ii) Parent terminates the Merger Agreement following an Adverse Recommendation Change or (iii) following certain other terminations, an Acquisition Proposal has been publicly disclosed and not withdrawn and, within twelve months following such termination, the Company enters into or consummates an acquisition transaction meeting the requirements specified in the Merger Agreement.

The Merger Agreement also provides that, if a party fails to timely pay a termination fee when due and the other applicable party commences a suit resulting in a judgment for such amount or any portion thereof, the defaulting party will be required to reimburse certain enforcement costs and expenses, including disbursements and reasonable fees of counsel, and pay interest on such amount, subject to an aggregate cap of $3,000,000 on such enforcement costs and expenses.

The Merger Agreement also provides that the parties are entitled to seek specific performance and other equitable remedies under certain circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and are qualified in their entirety by reference to the actual Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference. The Merger Agreement has been included as Exhibit 2.1 solely to provide investors with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were made as of specified dates, are subject to qualifications and limitations agreed by the parties, including confidential disclosures made in connection with the Merger Agreement, and may be subject to standards of materiality that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties and covenants as statements of fact or as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Parent, Merger Sub, Dr. Walter S. Woltosz, the Company’s co-founder and a member of the Board, and Virginia E. Woltosz (the “Woltosz Shareholders”) entered into a Voting and Support Agreement (the “Voting Agreement”), pursuant to which the Woltosz Shareholders agreed, subject to the terms and conditions therein, to vote all Company Common Shares beneficially owned by them, including any additional shares acquired after the date of the Voting Agreement, in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against any acquisition proposal or other transaction that could reasonably be expected to impede, interfere with, delay or adversely affect the consummation of the Merger. The Woltosz Shareholders also agreed to cause such shares to be counted as present for purposes of establishing a quorum at any meeting of the Company’s shareholders at which the Merger Agreement is submitted for approval. The Voting Agreement further contains customary restrictions on the transfer of the covered shares, subject to certain exceptions, and includes customary covenants, representations and warranties of the parties thereto. The Voting Agreement terminates upon the earliest to occur of (i) the Effective Time of the Merger, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the delivery of written notice of termination of the Voting Agreement by Parent to the Woltosz Shareholders. As of the date of the Voting Agreement, the Woltosz Shareholders beneficially owned approximately 3,252,800 Company Common Shares, representing approximately 16% of the outstanding Company Common Shares.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2026, the Company’s Compensation Committee of the Board approved a transaction bonus program for certain employees of the Company, including certain executive officers, in recognition of the anticipated additional responsibilities associated with supporting the proposed transaction.

Under the transaction bonus program, eligible participants will receive a cash payment upon the consummation of the Merger contemplated by the Merger Agreement, subject to satisfaction of the terms and conditions of the program.

The following Named Executive Officers are eligible to receive the following transaction bonus amounts upon the closing of the Merger:

Named Executive Officer	Transaction Bonus
Shawn O’Connor, Chief Executive Officer	$822,000
William Frederick, EVP and Chief Financial Officer	$539,000
John DiBella, Chief Revenue Officer	$269,000
Jill Fiedler-Kelly, President, Services Solutions	$251,000
Joshua Fohey, Chief Operating Officer	$212,000

In addition to the named executive officers listed above, certain other employees are eligible to participate in the transaction bonus program. The aggregate amount payable to all participants, including the named executive officers listed above, is approximately $3.114 million.

The transaction bonus payments are contingent upon the consummation of the merger and will be payable following the closing of the Merger, subject to applicable tax withholding and the terms and conditions of the applicable bonus arrangements.

Important Information and Where to Find It

This communication relates to a proposed transaction between the Company, Parent, Merger Sub and the other parties to the Merger Agreement. In connection with this proposed transaction, the Company will file a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”). This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, when available, will be mailed to shareholders of the Company, as applicable. Investors and security holders will be able to obtain free copies of these documents, when available, and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.simulations-plus.com or by contacting the Company’s primary investor relations contact by email at slp@finprofiles.com or by phone at 661-723-7723.

Participants in the Solicitation

The Company, Parent, Merger Sub and their respective directors, members, managers and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company, their ownership of shares of common stock of the Company, and the Company’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended August 31, 2025, which was filed with the SEC on December 1, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1023459/000102345925000060/simu-20250831.htm), in its proxy statement on

Schedule 14A for its 2026 Annual Meeting of Shareholders in the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Related Party Transactions”, which was filed with the SEC on December 29, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1023459/000102345925000068/simu-20251229.htm), certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K.
These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation
This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed Merger, including the expected timing and closing of the proposed Merger; the Company’s ability to consummate the proposed Merger; the expected benefits of the proposed Merger and other considerations taken into account by the Company’s Board in approving the proposed Merger; the amounts to be received by shareholders and expectations for the Company prior to and following the closing of the proposed Merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Merger; (ii) the risk that a condition to closing of the proposed Merger may not be satisfied or waived or that the closing of the proposed Merger might otherwise not occur; (iii) the risk that required regulatory approvals for the proposed Merger are not obtained, are delayed or are obtained subject to unexpected conditions; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (v) the risk that competing acquisition proposals may be made; (vi) risks related to the diversion of management's attention from the Company's ongoing business operations and opportunities; (vii) the effect of the announcement, pendency or completion of the proposed Merger on the Company's ability to retain and hire key personnel and maintain relationships with customers, strategic partners, suppliers and other business counterparties; (viii) the risk that the proposed Merger and its announcement could adversely affect the market price of the Company's common stock or its operating results; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) potential litigation relating to the proposed Merger that could be instituted against the Company, Parent, Merger Sub or their respective directors, officers or affiliates, including the effects of any outcomes related thereto; (xi) risks related to obtaining the financing necessary to consummate the proposed Merger, notwithstanding that Parent's obligation to complete the proposed Merger is not subject to a financing condition; (xii) changes in general economic, business, financial, credit or market conditions; (xiii) changes in laws, regulations or government policies affecting the Company's business, including healthcare, pharmaceutical, biotechnology, medical device, software, artificial intelligence, data privacy and cybersecurity regulations; (xiv) risks relating to the Company's ability to maintain and grow demand for its software products, consulting services and technology-enabled solutions; (xv) cybersecurity incidents, data breaches, system disruptions or other technology-related risks; and (xvi) the other risks and uncertainties described in the Company's filings with the SEC. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended August 31, 2025 and in the Company’s other filings with the SEC. The list of risk factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and the Company does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

2.1	Agreement and Plan of Merger, dated as of June 15, 2026, by and among the Company, SP Evolution HoldCo II, LLC and SP Evolution BidCo II, LLC. *
10.1	Voting and Support Agreement, dated as of June 15, 2026 by and among SP Evolution HoldCo II, LLC, SP Evolution BidCo II, LLC, Dr. Walter S. Woltosz and Virginia E. Woltosz.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: June 17, 2026	By: /s/ Will Frederick
Will Frederick
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)